UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2017 (May 17, 2017)

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2017, Elite Laboratories, Inc., a wholly-owned subsidiary of Elite Pharmaceuticals, Inc. (together, the “Company”), executed an assignment agreement with Mikah Pharma LLC (“Mikah”), pursuant to which the Company acquired all rights, interests, and obligations under a supply and distribution agreement (the “Distribution Agreement”) with Dr. Reddy’s Laboratories, Inc. (“Dr. Reddy’s”) originally entered into by Mikah on May 7, 2017 and relating to the supply, sale and distribution of generic Trimipramine Maleate Capsules 25mg, 50mg and 100mg (“Trimipramine”).

On May 22, 2017, the Company executed an assignment agreement with Mikah, pursuant to which the Company acquired all rights, interests and obligations under a manufacturing and supply agreement with Epic Pharma LLC (“Epic”) originally entered into by Mikah on June 30, 2015 and relating to the manufacture and supply of Trimipramine (the “Manufacturing Agreement”).

Mikah is owned by Nasrat Hakim, the CEO, President and Chairman of the Board of the Company.

Under the Manufacturing Agreement, Epic will manufacture Trimipramine under license from the Company pursuant to the FDA approved and currently marketed Abbreviated New Drug Application (“ANDA”) that was acquired in conjunction with the Company’s entry into these agreements. See Item 2.01 for details on the Company’s acquisition of the ANDA for Trimipramine.

Under the Distribution Agreement, the Company will supply Trimipramine on an exclusive basis to Dr. Reddy’s and Dr. Reddy’s will be responsible for all marketing and distribution of Trimipramine in the United States, its territories, possessions and commonwealth. The Trimipramine will be manufactured by Epic and transferred to Dr. Reddy’s at cost, without markup.

Dr. Reddy’s will pay to the Company a share of the profits, calculated without any deduction for cost of sales and marketing, derived from the sale of Trimipramine. The Company’s share of these profits is in excess of 50%.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 16, 2017, the Company, executed an asset purchase agreement with Mikah and acquired from Mikah an FDA approved ANDA for Trimipramine (the “Trimipramine Acquisition”) for aggregate consideration of $1,200,000, payable pursuant to a senior secured note due on December 31, 2020 (the “Note”). Mikah is owned by Nasrat Hakim, the CEO, President and a director of the Company.

The Note bears interest at the rate of 10% per annum, payable quarterly. All principal and unpaid interest is due and payable on December 31, 2020. Pursuant to a security agreement, repayment of the Note is secured by the ANDA acquired in the Acquisition.

For more information on the Trimipramine Acquisition, please see the May 22, 2017 press release, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release dated May 16, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2017	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO